Exhibit 10.34

Letterhead

Sabre Holdings

3150 Sabre Drive

Southlake, TX 76092

Tel: (682) 605-1552

Fax: (682) 605-7523

www.sabre-holdings.com

September 18, 2013

Mr. Michael S. Gilliland

3720 Beverly

Dr. Dallas, TX 75205

Re:	Vesting of Options

Dear Sam:

As you have discussed with the Governance, Nominating, and Compensation Committee, there appears to be some confusion about the vesting schedule of certain of your options post-employment (as discussed in paragraph 7 of Amendment No. 3 to your employment agreement dated June 30, 2012). Pursuant to the succession plan, your employment with Sabre Holdings terminates on September 21, 2013. As planned, you will remain on the Board of Directors for a two-year period, expiring in September 2015. As of the date of termination of employment, you have a number of unvested options. It was the Committee’s intention that any unvested options at the time you stepped down as CEO would vest over the remaining two-year period of your Board of Directors service.

To clear up any uncertainty, the unvested options referred above will vest on the schedule set forth in Attachment A. If you have any questions, please let me know.

Sincerely,

/s/ Sterling Miller

Sterling Miller

cc:	Gary Kusin
Human Resources Department

Attachment A

Future Vesting Date	Shares Vesting
12/3/2013	108,668
3/3/2014	46,573
6/3/2014	46,572
9/3/2014	46,572
12/3/2014	46,573
3/3/2015	46,572
6/3/2015	46,572
9/3/2015	46,573
TOTAL	434,675

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